MEMORANDUM OF UNDERSTANDING

                                     BETWEEN

                          VIDESH SANCHAR NIGAM LIMITED

                                       AND

                           MINISTRY OF COMMUNICATIONS

                        DEPARTMENT OF TELECOMMUNICATIONS

                                                        FOR THE YEAR 2001-2002

                                    PREAMBLE

         Whereas the Government will provide necessary and required support and assistance, VSNL will be accountable for results and achievement of its targets. This MOU is intended to support VSNL and make the organisation accountable in achieving its long-term objectives as well as short-term plans by optimal utilisation of its resources and enhancement in the level of operational efficiency, productivity and other parameters of corporate performance.

         This MOU has the following Sections:

         SECTION I         MISSION, BROAD GOALS & OBJECTIVES

         SECTION II        COMMITMENTS OF VSNL FOR THE YEAR 2001-02

         SECTION III       DELEGATION OF POWERS

         SECTION IV        ASSISTANCE FROM THE GOVERNMENT

         SECTION V         FREQUENCY OF MONITORING AND INFORMATION FLOW

                                                               * * * * *

                                   SECTION - I

                                     MISSION


                                    TO CREATE

                              A GLOBAL AND SEAMLESS

                             NETWORK OF INFORMATION

                                 SUPER HIGHWAYS;

                                   TO CONNECT

                              PEOPLE AND COMPUTERS

                                COST EFFECTIVELY

                                                           AND EFFICIENTLY;

                                                          ANYTIME, ANYWHERE.

                           BROAD GOALS AND OBJECTIVES

(1) To plan and provide full range of telecommunications services including Value Added Services like Business Network, High Speed Leased Line Services etc., from VSNL Gateways in India to all parts of the world to users at sea, on land and in air.



(2)     To develop sound marketing strategy with cost effective solutions.



(3) To seek, promote and foster excellence amongst the work force, improve productivity, update human and machine capabilities.



(4) To continuously enhance quality of service and to continue to improve shareholder value.



(5) To actively seek expansion of company's operations through joint ventures also for entering new areas such as International Value Added Services, Regional hubbing of traffic and to position India as a major regional telecommunications operator in order to achieve the Gross Margin as projected.



(6) To achieve and maintain high degree of customer confidence by continuous upgradation of technology, service performance and prompt attention to customers.

                                  SECTION - II

                    COMMITMENTS OF VSNL FOR THE YEAR 2001-02

In fulfillment of its commitments under MOU, VSNL undertakes to achieve performance targets as under:-

---------------------------------- -------------- --------- ------------------------------------------------------ -----------------

                                                                               CRITERIA VALUE
CRITERIA                           UNITS            WEIGHT
*                                                       **                                                                  BE (PSE)
---------------------------------- -------------- --------- ------------------------------------------------------ ----------------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ----------------
                                                            1         2         3           4           5

---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- -----------------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
                                                            HIGH                                        LOW        2000-01   2000-02

---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
------------------------------------------------------------------------------------------------------------------------------------
I  PHYSICAL
------------------------------------------------------------------------------------------------------------------------------------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(1) Telephone                      Mrts. Million  9%        2994.30   2851.71   2709.12     2573.67     2444.98    2480      2851.71
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(2) Leased Voice/Data Circuits     Nos.           3%        @4066.00  3800      3610        3430        3258       900        3800
   (including high speed
circuits, 64 K and equivalent)
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
------------------ --------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(3) Internet       Bandwidth       Mbps           5%        @1578.25  1475      1401        1330        1264       -          -
------------------ --------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
------------------ --------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
                   Subscriber      Nos.           2%        @784738   733400    696730      661894      628799     476000    733400
------------------ --------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(4) Paid minutes per employee      Minutes        3%        3207      3055      2902        2757        2619       2664       3055
per day
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(5) Project implementation #       Refer Annex 3  8%        1         2         3           4           5          -          -
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
------------------------------------------------------------------------------------------------------------------------------------

II FINANCIAL: ##
------------------------------------------------------------------------------------------------------------------------------------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(6) Cross Margin (Profit before    Rs. Million    26%       24130.75  22512.44  20894.12    19356.73    17896.20   23927    22512.44
Interest, Tax and Depreciation)
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(7) Net Profit after tax)/Capital  Percentage     26%       17.38     16.24     15.09       14.00       12.96      23.55      16.24
employed x 100
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(8) Sundry Debtors (traffic) to    Percentage     4%        35        40        43          46          49         -          -
Cross
revenue
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
Profit after tax                   Rs. million              15059.02  14063.75  13068.49    12122.99    11224.77   16062.70 14063.75
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- ------------------------------------------------------ ---------- ------
Capital employed                   Rs. million                                 86622.78                            68218    86622.78
(at the end of the year)
---------------------------------- -------------- --------- ------------------------------------------------------ ---------- ------
------------------------------------------------------------------------------------------------------------------------------------

III QUANTATIVE:-
------------------------------------------------------------------------------------------------------------------------------------
------------ ---------- ---------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
                        Metro                     1%        53.75     51.25     48.69       46.25       43.93      -          -
(9) ASR      (a)                   Percentage
             Incoming
------------ ---------- ---------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
------------ ---------- ---------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
                        Rest of                   1%        33.6      32        30.4        28.9        27.45      -          -
                        India
------------ ---------- ---------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
------------ --------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
             (b) Outgoing                         2%        54.07     51.5      48.9        46.48       44.16      -          -
------------ --------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(10) Network availability          Percentage     2%        99.0      98.7      98.4        98.1        97.8       -          -
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(11) Consumer satisfaction         Percentage     5%        1         2         3           4           5          -          -
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(12) Timely submission of draft    Date           1%          Before    Before      Before      Before     Before  -          -
MOU                                                         Dec. 24,  Dec. 27,    Dec. 29,    Dec. 31,   Dec. 31,
for 2002-03                                                     2001      2001        2001        2001       2001
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(13) Timely submission Composite   Date           1%          Before    Before      Before      Before     Before  -          -
______ for MoU 2001-02 on the                               April       May 2,      May 4,      May 6,     May 8,
basis of                                                         30,      2001        2001        2001       2001
provisional data                                                2001
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------
(14 Timely signing of MoU for      Date           1%          Before  April 1,  April 6, ,   April 11,     Beyond  -          -
2001-02                                                     April 1,      2001        2001        2001  April 11,
                                                                2001                                         2001
---------------------------------- -------------- --------- --------- --------- ----------- ----------- ---------- ---------- ------

NOTES.

        Effect on Declining Settlement Rates and illegal flow of telephony traffic through Data circuits has not been taken into account. Normal variations/escalations in inputs have been taken into account while working out MoU targets.
** Notes on weightage for different parameters are in Annexure 1. * Explanatory notes on the above criteria and the criteria values are in Annexure 2. # For details of projects refer Annexure 3.
## Foreign Exchange Earnings out of traffic revenue (gross) as per BE 2001-02 is estimated to be Rs. 42.611.63 million equal to US$926.34 million. Foreign Exchange Cost out of traffic cost (gross) as per BE 2001-02 is estimated to be Rs.13424.3 million equal to US $291.83 million (at an exchange parity rate of US $1 = Rs.46). Net foreign exchange earnings works out to Rs.29,187.38 million equivalent to US $
        634.51 million.
@ For these performance criteria Level 1 values are 107% of Level 2 values as discussed in ATF meeting held on 20 February 2001. Data on the above performance indicators for last 5 years is given in Artnexure 4.

ASSUMPTIONS:

a) The financial parameters are agreed to be kept at the same level as BE figures, with specific assumption that during the year collection rates for international telephony shall be reduced as proposed in the discussion paper issued by TRAI. If that does not happen, level two figures for financial parameters shall stand reduced proportionately to be on par with the figure of telephone paid minutes of 285l.7lmillion at level 2 with 5% variation at other levels

b) In order to achieve the projected level of Financial Parameters, and for the purpose of maximising the asset utilisation, the Company shall be allowed equal opportunity to participate in joint ventures to provide basic long distance and value added services.

                                  SECTION - III

                              DELEGATION OF POWERS

All the powers to be delegated to MOU signing companies as well as to `Navaratna' companies as per the notifications issued by the Government from time to time shall accrue to VSNL.

                                  SECTION - IV

                         ASSISTANCE FROM THE GOVERNMENT

1. Department of Telecom will provide all possible assistance to VSNL within the overall policy framework of the Government.



2. The existing revenue sharing formula between VSNL and BSNL will be valid up to 31.03.2002 as already agreed.



3. Facilities will be provided as may be necessary, to enable VSNL to provide International Calling Card services and associated value added services.

                                   SECTION - V

                  FREQUENCY OF MONITORING AND INFORMATION FLOW

Performance of VSNL will be evaluated by its achievements against the targets given in this MOU. The quarterly report on the achievements against the above targets would be sent by VSNL to DPE/DOT within 30 days of the close of the quarter. VSNL will indicate reasons for shortfall, if any, in achieving the targets in these reports.

S.K. GUPTA                                   SHYAMAL GHOSH
Chairman & Managing Director                 Secretary, Department of Telecom &
Videsh Sanchar Nigam Limited                 Chairman, Telecom Commission
Mumbai.                                      New Delhi.




Dated :  28 March, 2001
Place  : New Delhi

                                                                    ANNEXURE - 1

                NOTE ON WEIGHTAGE GIVEN FOR DIFFERENT PARAMETERS.
                ------------------------------------------------

1. VSNL's overseas telecommunications functions provide telephony, telex, telegraphy and other services to Indian customers. However, the telephony service dominates in the overall business in terms of volume of revenue earned to the extent of about 90% of the total revenue. Weightage given to this is 9%. Leased voice/data service which is now gaining importance is given weightage of 3%.

2. Parameter for Internet is split in two parts, viz. internet bandwidth and number of Internet customers, with 5% and 2% weightage respectively.

3. The improvement in productivity of employees is reflected under the criteria 4. Weightage given is 3% as per discussions at ATF

4. In line with the guidelines issued by the Government, parameters of gross margin and Net profit to capital employed ratio have been included. However, weightage given to these parameters are 26% for criteria 6 and 26% for criteria 7 as per the discussions in ATF.

5. VSNL being a service oriented organisation, the quality of service provided is reflected under criteria Nos. 9 and 10 which show, up and running hours of the network and adequacy of network facilities to satisfy customer demands.

6. Customer satisfaction (criteria 11) is a prime parameter for any service organisation like VSNL. Customer satisfaction is evaluated through an assessment by art independent organisation.

7. Criteria 12, 13 & 14 regarding timely submission of MOU etc. have been added as per DPE's requirement with total weightage of 3%.

                                                                    ANNEXURE - 2

                EXPLANATORY NOTES ON CRITERIA AND CRITERIA VALUES

1.       TELEPHONE PAID MINUTES

         2851.71 million telephone paid minutes has been taken at level 2, presuming 15% growth over 2000-01 level 2 figure of 2480 telephone paid minutes of telephone traffic. 5% variation is presumed for each level from 1 to 5.

2.       LEASED VOICE/DATA CIRCUITS

         The number of Voice/data circuits (including high speed circuits, 64k and equivalent) at the end of the year 2001-02 is expected to be 3800 circuits and is shown at level 2. A variation of 7% is shown for Level I and 5% progressively at other levels as per discussions in ATF held on 20 February 2001.

3.       INTERNET SUBSCRIBERS

         (a) A number of 733,400 is taken to be the number of Internet subscribers as of 31 March, 2002 as level 2 figure, variation of 5% is taken for the other levels. Variation of 7% is taken on Level I and 5%. for all other levels as per discussions in ATF held on 20 February 2001.
         (b) As discussed in ATF last year, Bandwidth parameter is continued. Bandwidth of 1475 is taken at level 2. Variation of 7% is taken on Level I and 5% for all other levels as per discussions in ATF held on 20 February 2001.

4.       PAID MINUTES PER EMPLOYEE PER DAY

         The term "paid minutes" is defined as the sum of

         a)       Total telephone paid Minutes;

         b) Total telex paid Minutes (for each level from high to low in million paid minutes 7.4, 7.05, 6.70, 6.36 and 6.04);

         c) Total GPSS connect time (for each level from high to low in million paid minutes 3.15, 3.0, 2.85, 2.70 and 2.57)

         300 days are reckoned in a year. The volume of paid minutes at each level is divided by estimated number of employees i.e. 3123 (Average of estimated number of employees as on 31.3.2001 - 3075 and estimated number of employees as on 31.3.2002 -- 3170. Resulting figures of per employee per day are shown at respective levels.

5.       PROJECT IMPLEMENTATION

         Important projects whose implementation has got direct bearing on the performance of the Company are identified (Annexure 3). As directed by DPE afler ATF meeting, month of completion at levels 1 to 5 are indicated. If the date of completion of a particular project stage falls between months mentioned at any two levels, score will be calculated based on the month mentioned against the nearest level, total score culminating in to a consolidated score between 1 to 5. Each project will carry equal weightage.

6.       GROSS MARGIN

         Gross margin is taken as the excess of Traffic Revenue, Revenue from Intelsat/Inmarsat and other income over direct expenses. It is profit before interest, tax and depreciation. BE 2001-02 figure of Rs.22512.44 million appears at level 2 with due variation at other levels.

7.       NET PROFIT TO CAPITAL EMPLOYED

         Net profit is profit after tax. The capital employed of Rs.86622.78 million is estimated as at end of the year and is worked out as fixed assets including capital work in progress plus investment in Intelsat and Inmarsat and net current assets. The commercial investments and return on the same have been excluded. Indicated figure is ratio of profit after tax to capital employed.

8.       SUNDRY DEBTORS (TRAFFIC) TO GROSS REVENUE IN PERCENTAGE
         -------------------------------------------------------

         In international telecommunication business, as per CCITT arrangements, the traffic figures in paid minutes/paid words for different services are exchanged between different administrations on a monthly basis. After reaching an agreement on the quantum of the traffic volume for each service, the accounts are settled by applying the agreed Total Accounting Rate (TAR) between India and corresponding foreign administrations on a quarterly basis. Thus, theoretically, only nine months of traffic data would be exchanged before the close of the year. However, the acceptance of the traffic figures and effecting of the payment will take further time, say about another 3 months. Thus, theoretically; collection of a maximum of only 50% of yearly net revenue could be achieved in a year from foreign administrations. The quantum of settlement relates not only between VSNL and foreign administrations but also between VSNL and DTS, for the account towards domestic portion of the traffic. As the percentages of sundry traffic debtors is worked out to gross revenue and after assuming that revenue from DTS has been realised/adjusted, around 40% of Gross revenue will remain outstanding in a year. This figure, which is a BE figure, has been shown at level 2 with due variation at other levels.

9.       CALL COMPLETION PERFORMANCE - ASR (INCOMING & OUTGOING)
         ------------------------------------------------------

         The parameter indicates call clearance in both inward and outward direction of international exchanges. The Answer to Seizure Ratio (ASR) of calls through the exchanges in both the directions are calculated based on sample day readings taken once in a month in both directions from/to the top ten countries. The annual ASR in percentage in both directions is calculated based on the average of samples of twelve months separately for incoming and outgoing traffic.

10.      NETWORK AVAILABILITY

         Network performance is judged as availability of trunks excluding outages due to DTS link failures at the international Gateway Exchanges to put through telephone calls to foreign destinations. The availability figures based on the level achievable corresponding to down time of 5 Hours, 7 Hours, 9 Hours, 11 Hours and 13 hours in a month are indicated respectively at levels 1, 2, 3, 4 and 5. The parameter will be evaluated by judging the performance at all the four gateway exchanges for the top ten countries.

11.      CUSTOMER SATISFACTION

         Customer satisfaction will be evaluated through an assessment to be carried out by an independent agency of national standing.

12 to Criteria for timely submission of MOU, Performance evaluation for MOU, and 14 timely signing of MOU have been added as required by DPE.

                                                                     ANNEXURE -3
        PROJECTS WHOSE PROGRESS OF IMPLEMENTATION DURING THE YEAR 2001-02
                      WOULD BE VITAL FOR VSNL PERFORMANCE.
                       -----------------------------------

  ----------------------------------------------------------------------------------------------------------------------------------

     No    Name of the Project                             Level 1            Level 2            Level 3          Level 4    Level 5
  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------------
     1.    Establishment of ATM Gateway Nodes - Commencement   ugust 2001 ctober 2001 anuary 2002  March 2002   May 2002
           of installation at two locations
  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------------
     2.    Standard B Earth Station at Hyderabad Gateway - Commissioning   Sept. 2001   Nov. 2001   Feb. 2002  April 2002  June 2002

  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------------
     3.    Standard F3 Earth Station at Patna - Commissioning              June 2001  Sept. 2001   Dec. 2001  March 2002   May 2002

  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------------
     4.    SAFE Cable Project - Commissioning                             Dec. 2001  March 2002   June 2002 August 2002  Oct. 2002

  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------------
     5.    Standard E3 Earth Station at Greater Kailash, N.Delhi  Feb. 2002  March 2002  April 2002    May 2002  June 2002
           - Award of Contract
  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------------
     6.    Gandhinagar Gateway Earth Station - Land acquisition for Gateway May 2001   July 2001  Sept. 2001   Nov. 2001  Dec. 2001
           Earth Station
  --------------------------------------------------------------------------------------------------------------------------------
  --------------------------------------------------------------------------------------------------------------------------------
     7.    INMS -Award of Contract                                         Dec. 2001   Feb. 2002  April 2002   June 2002  July 2002

  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------------
     8.    VoIP -Award of Contract                                         Oct. 2001   Dec. 2001   Feb. 2002  April 2002   May 2002

  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------------
     9.    F3 Earth Station Hub at Gurgaon -Commencement of installation   Dec. 2001   Feb. 2002   June 2002 August 2002  Oct. 2002

  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------------
    10.    Launch of Internet Services in non-metro Gateways               Dec. 2001  March 2002   June 2002  Sept. 2002  Dec. 2002

  ----------------------------------------------------------------------------------------------------------------------------------

                                                                    ANNEXURE - 4

                       PERFORMANCE INDICATORS PAST TRENDS

----------------------------------------------------------------------------------------------------------------------------

PHYSICAL                              UNITS          94-95      95-96          96-97      97-98        98-99    1999-2000
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
TELEPHONE                            MINUTES           942    1147.56         138493    1684.51      1935.01      2245.83

                                     MILLION
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
LEASED VOICE DATA CIRCUIT            NUMBERS           233        299            446        638          661          659
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
INTERNET BANDWIDTH                    MBPS               -      4.408         15.640     27.640       79.152          167
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
INTERNET CUSTOMERS                                       -       5160          29116      87000       213045       366432
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
PAID MINUTE/PER                      MINUTES          1166       1403           1652      19.85         2231      2518.46
EMPLOYEE PER DAY
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
REVENUE                              RUPEES      36068.095   44730.71     52853.05 S   64361.33     71735.68     72305.08
                                        S
                                     MILLION
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
PROJECT IMPLEMENTATION                  %            63.33     102.85             90      1..81         2.16            4
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
CAPITAL EMPLOYED                     RUPEES       11697.24   14293.03       20371.72   28317.56     39949.10        52149

                                     MILLION
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
GROSS MARGIN (PROFIT               RS. MILLION     5347.21    7717.91        9097.97   14951.33     19942.86        20852

BEFORE INTEREST, TAX AND

DEPRECIATION)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
NET PROFIT/CAPITAL                      %            25.55                     24.78      34.18        33.17      16.11##
                                      28.60
EMPLOYED                                                            .
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
   TOTAL O/S TO GROSS REVENUE           %            29.45         30          28.95       28.5        29.76        36.88
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
            INCO       Metro                         30.48      47.17          48.56      50.47        52.43        54.48
            MING

                                        %
                       -----------                           ---------------------------------------------------------------
------------           -----------                           ---------------------------------------------------------------
                       Rest of                                  26.71          31.56      31.86        32.16        33.49
                       India
----------------------------------              ----------------------------------------------------------------------------
----------------------------------              ----------------------------------------------------------------------------
ASR         OUTGOING                                 51.22      53.41          52.78      53.03        53.27        51.42
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
NET F.H. .EARNTNIGS               R.S. MILLION      9016.2   15311.79          18939   23977.65     47376.23     48171.18
----------------------------------------------------------------------------------------------------------------------------

         @ Capital employed figure excludes an amount of Rs.11.909.88 million representing monies raised by way of Euro equity issue for the reason that these funds were raised only on 27 Mach 1997.
         ## On account of the unforeseen development of writing down investment in ICO by Rs. 5127 million the net profit which otherwise would have been Rs. 13530 million is taken as Rs. 8403 million only. But fur ICO investment write down, the ROCE would have been 25.95%.